UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 14, 2010

 First Security Group, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-49747	58-2461486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee 37402
(Address of principal executive offices) (zip code)

(423) 266-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

First Security Group, Inc. (the "Company"), the holding company for FSGBank, National Association (the "Bank"), entered into a Written Agreement (the "Agreement") with the Federal Reserve Bank of Atlanta (the "Federal Reserve") on September 7, 2010.  The Federal Reserve publicly announced the execution of the Agreement and made the Agreement available on its website (http://www.federalreserve.gov/) on September 14, 2010.

The Agreement is designed to enhance the Company's ability to act as a source of strength to the Bank. Substantially all of the requirements of the Agreement are similar to those already in effect for the Bank pursuant to the Consent Order entered into with the Office of the Comptroller of the Currency on April 28, 2010, and disclosed on our Current Report on Form 8-K on April 28, 2010.

Pursuant to the Agreement, the Company will be prohibited from declaring or paying dividends without prior written consent from the Federal Reserve.  In addition, pursuant to the Agreement, without the prior written consent of regulators, the Company is prohibited from taking dividends, or any other form of payment representing a reduction of capital, from the Bank; incurring, increasing or guaranteeing any debt; redeeming any shares of the Company's common stock.  The Company will also provide quarterly written progress reports to the Federal Reserve.

Within 60 days of the Agreement, the Company will submit to the Federal Reserve a written plan designed to maintain sufficient capital at the Company, on a consolidated basis, and at the Bank.  The Agreement does not contain specific target capital ratios or specific timelines, but requires that the plan address the Company's current and future capital requirements, the Bank's current and future capital requirements, the adequacy of the Bank's capital taking into account its risk profile, and the source and timing of additional funds necessary to fulfill the Company's and the Bank's future capital requirements.

The provisions of the Agreement remain in effect and enforceable until stayed, modified, terminated or suspended by the Federal Reserve.  All Bank deposits remain fully insured by the FDIC to the maximum extent allowed by law and the Bank's lending and deposit operations continue to be conducted in the usual and customary manner as the Bank continues to meet the financial needs of businesses and consumers in our communities.

The foregoing description of the Agreement is qualified in its entirety by reference to the complete copy of the form of Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

Exhibit 10.1	Written Agreement between First Security Group, Inc. and Federal Reserve Bank of Atlanta, dated September 7, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Security Group, Inc.

Date: September 14, 2010	By:	/s/ William L. Lusk, Jr.
William L. Lusk, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Written Agreement between First Security Group, Inc. and Federal Reserve Bank of Atlanta, dated September 7, 2010.